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                                                                   EXHIBIT 99.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. SECTION 1350, as adopted), William D. Young, the Chief Executive Officer of ViroLogic, Inc. (the "Company"), and Karen J. Wilson, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1. The Company's Annual Report on Form 10-K for the year ended December 31, 2002 to which this Certification is attached as Exhibit 99.1 (the "Annual Report"), fully complies with the requirements of Section 13(a) or Section 15(d)of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 31, 2003

/s/ William D. Young                                    /s/ Karen J. Wilson
William D. Young                                        Karen J. Wilson
Chief Executive Officer                                 Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.